Exhibit 10.1

NEITHER THIS PROMISSORY NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) THE COMPANY SHALL HAVE RECEIVED A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

RenovaCare, Inc.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$800,000	March 18, 2022

For Value Received, RenovaCare, Inc., a Nevada corporation (the “Borrower”), hereby promises to pay to Kalen Capital Corporation, a corporation formed and existing under the laws of Alberta, Canada, or its successors or assigns (“Lender”), the sum of Eight Hundred Thousand Dollars ($800,000), or such lesser amount as shall then equal the outstanding principal amount hereof, together with any unpaid accrued interest, fees, and charges accrued hereunder as set forth below, on June 30, 2024 (the “Maturity Date”) in accordance with the terms set forth in this Unsecured Convertible Promissory Note (this “Note”) and to pay interest on the Outstanding Balance (as defined below) at the rate of one percent (1%) per annum from the date of this Note until the Outstanding Balance is paid in full. All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note.

1.        Payment; Prepayment.

1.1 Payment. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Securities (as defined below), as provided for herein, and delivered to Lender at the address or bank account furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal.

1.2 Prepayment. Notwithstanding the foregoing, Borrower shall have the right to prepay, following written notice to the Lender (the “Prepayment Notice”), all or any portion of the Outstanding Balance (less such portion of the Outstanding Balance for which Borrower has received a Lender Conversion Notice (as defined below) prior to the delivery of the Prepayment Notice.

1.2.1 Prepayment Notice shall be delivered to the Lender of the Note at its registered addresses and shall state: (1) that the Borrower is exercising its right to prepay the Note, (2) the amount of the Outstanding Balance to be prepaid (the “Prepayment Amount”) and (2) the date of prepayment which shall be not more than five (5) Business Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Prepayment Date”), the Borrower shall make payment of the Prepayment Amount, or upon the direction of the Lender as specified by the Lender in a writing to the Borrower (which shall direction to be sent to Borrower by the Lender at least one (2) Business Day prior to the Prepayment Date)

2.       Security. This Note is unsecured.

3.       Conversion Prior to Maturity Date.

3.1 Automatic Conversion upon a Qualified Financing. In the event that Borrower issues and sells shares of its Equity Securities (as defined hereinafter) on or before the Maturity Date, in an equity financing with total proceeds to the Borrower, from third-parties other than the Lender or any of its Affiliates, of not less than ten million dollars ($10,000,000) (and excluding the conversion of this Note, and conversion or cancellation of other indebtedness) (a “Qualified Financing”), then the Outstanding Balance shall automatically convert in whole without any further action by the Lender into such Equity Securities (as defined below) sold in the Qualified Financing (the “Mandatory Conversion”) at a conversion price equal to eighty percent (80%) of the price per share paid by the investors purchasing such Equity Securities in the Qualified Financing (the “Mandatory Conversion Price”). The number of Equity Securities to be issued and delivered to Lender (the “Mandatory Equity Securities”), on the consummation of a Qualified Financing, shall be determined as per the following formula: the Outstanding Balance (on the date of the consummation of the Qualified Financing) divided by the Mandatory Conversion Price. For purposes of this Note, “Equity Securities” shall mean Borrower’s Common Stock, Preferred Stock (as defined in the Borrower’s Certificate of Incorporation) or any securities (other than debt securities) conferring the right to purchase Borrower’s Common Stock, Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), Borrower’s Common Stock or Preferred Stock (excluding the Notes), in each case issued in the Qualified Financing, as the case may be, following the date hereof, except that such defined term shall not include any security granted, issued and/or sold by Borrower to any employee, director or consultant in such capacity. In connection with the conversion of this Note into Equity Securities, the Borrower and Lender shall further enter into such other agreements which the Borrower enters into with the other investors in the Qualified Financing. The Borrower shall deliver the Mandatory Equity Securities to Lender in accordance with the Qualified Financing’s governing documents.

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3.2 Lender’s Optional Conversion. Notwithstanding Section 3.1, Lender has the right at any time after June 30, 2023 until the Outstanding Balance has been paid in full, at its election, by delivery to the Borrower of a Lender Conversion Notice (as defined below) to convert (“Lender Optional Conversion”) all or any portion of the Outstanding Balance into shares of fully paid and non-assessable shares (“Lender Conversion Shares”) of the Borrower’s common stock, $0.00001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Lender Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Conversion Price (as defined below). Conversion notices in the form attached hereto as Exhibit A (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method set forth in Section 22 of this Note; the Borrower shall deliver the Lender Conversion Shares from any Lender Optional Conversion to Lender in accordance with Section 3.3 below.

3.2.1 Conversion Price. Subject to adjustment as set forth in this Note, the price at which Lender has the right to convert all or any portion of the Outstanding Balance into Stock is $0.45 per share, representing a fifty (50%) percent premium to the closing price of the Company’s common stock on March 17, 2022, the Trading Day immediately preceding the Issuance Date (the “Conversion Price”).

3.2.2 Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the date of this Note subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 3.2.2 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 3.2.2 occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

3.2.3 Other Events. In the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Lender from dilution or if any event occurs of the type contemplated by the provisions of this Section 3.2.3 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section 3.2.3 will increase the Conversion Price as otherwise determined pursuant to this Section 3.2.3, provided further that if Lender does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then Borrower’s board of directors and Lender shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by Borrower.

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3.3 Method of Lender Optional Conversion Share Delivery. On or before the close of business on the fifth (5th) Trading Day following the date of delivery of a Lender Conversion Notice (the “Delivery Date”), Borrower shall, provided it is DWAC Eligible at such time and such Conversion Shares are eligible for delivery via DWAC, deliver or cause its transfer agent to deliver the applicable Conversion Shares electronically via DWAC to the account designated by Lender in the applicable Lender Conversion Notice. If Borrower is not DWAC Eligible or such Conversion Shares are not eligible for delivery via DWAC, it shall deliver to Lender or its broker (as designated in the Lender Conversion Notice), via reputable overnight courier, a certificate representing the number of Lender Conversion Shares equal to the number of Lender Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver the Lender Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above. Moreover, and notwithstanding anything to the contrary herein, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares without a restrictive securities legend to Lender on grounds that such issuance is in violation of Rule 144 (“Rule 144”) as promulgated under the Securities Act of 1933, as amended (the “Act”). Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Section 3. In conjunction therewith, Borrower will also deliver to Lender a written explanation from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Lender Conversion Shares would be in violation of Rule 144.

3.4 No Fractional Equity Securities. No fractional securities will be issued upon Conversion. In lieu of a fractional share of any equity security to which Lender would otherwise be entitled hereunder, the Borrower will pay the cash value of such fractional security to Lender within ten (10) days of Conversion. The cash value of a fractional share of Common Stock shall be determined according to the applicable Conversion Price.

3.5 Effect of Conversion. Upon Conversion of the Outstanding Balance in full, the Borrower shall be forever released from all its obligations and liabilities under this Note.

4.        Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

4.1 Failure to Pay Principal and Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or upon acceleration and such breach continues for a period of five (5) Business Days after written notice from the Lender.

4.2  Conversion and the Shares. The Borrower fails to issue Conversion Securities in accordance with the terms of this Note. It is an obligation of the Borrower to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Borrower to its transfer agent. If at the option of the Lender, the Lender advances any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Lender within forty-eight (48) hours of a demand from the Lender.

4.3 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of twenty (20) days after written notice thereof to the Borrower from the Lender.

4.4 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Lender with respect to this Note or the Purchase Agreement.

4.5 Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

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4.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

4.7 Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC quotation platforms (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

4.8 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

4.9 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

4.10 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Lender, be considered a default under this Note and the Other Agreements, in which event the Lender shall be entitled (but in no event required) to apply all rights and remedies of the Lender under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. “Other Agreements” means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Lender and any affiliate of the Lender, including, without limitation, promissory notes.

14. 11  Remedies. Upon the occurrence of an Event of Default that has not been timely cured as provided herein:

14. 11.1 Acceleration of Note. If there shall be any Event of Default hereunder, in addition to any other remedies that the Lender may have, at the option and upon written notice to the Borrower (which election and notice shall not be required in any event in the case of an Event of Default under Section 4.5 or 4.6) this Note shall accelerate and the then Outstanding Balance shall become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

14. 11.2 Issuance and Delivery of Conversion Shares. In the event of a default pursuant to Section 4.2, the Lender shall have the right to require the Borrower to issue and deliver to the Lender any of the Conversion Securities not otherwise issued and delivered to the Lender pursuant to either a Mandatory Conversion or the Lenders Optional Conversion.

14. 11.3  Waiver of Default. The Lender may (and upon execution of an instrument or instruments in writing by the Lender, the Lender shall be deemed to) rescind an acceleration or waive any existing Event of Default; in such event, the Lender and the Borrower will be restored to their respective former positions, rights and obligations hereunder. Any Event of Default so waived will be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Event of Default or impair any right of the Lender consequent thereon.

4.17 Attorneys’ Fees. In the event of any default hereunder, the Borrower shall pay all reasonable attorneys’ fees and court costs incurred by Lender in enforcing and collecting this Note.

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5.        Accredited Investor; No Registration. Lender represents and warrants that Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D as promulgated by the Securities and Exchange Commission. Lender understands and acknowledges that this Note is not being registered with the Securities and Exchange Commission under the Act, but instead is being issued under an exemption or exemptions from the registration and qualification requirements of the Act or other applicable state securities laws. Lender has sufficient knowledge and experience in business and financial matters to evaluate the Borrower and to make an informed decision with respect to the issuance of the this Note and the equity securities issuable upon Conversion of this Note. By virtue of the position of Lender with respect to the Borrower and/or the relationship between Lender and the Borrower, Lender has access to all material information with regard to the Borrower. Accordingly, Lender has received and reviewed such information and records of the Borrower as Lender deemed necessary, and the Borrower has made available to the undersigned the opportunity to ask questions of, and to receive answers from, representatives of the Borrower and to obtain additional information relative to the Borrower and the issuance of the Note and the securities issuable upon conversion of this Note to the extent the Borrower possesses such information or could acquire it without unreasonable effort or expense. All such materials and information requested by Lender have been made available and examined by the undersigned.

6.        Transfers. This Note may not be offered, sold, assigned or transferred by the Lender except in compliance with applicable Law.

7.        Reissuance of the Note.

7.1 Transfer Procedures. If this Note is to be transferred as permitted under this Note, in whole or in part, the Lender shall surrender this Note to the Borrower, whereupon the Borrower will issue and deliver a new Note to the Transferee (in accordance with Section 7.4), representing the Outstanding Balance of this Note being transferred by the Lender and, if less than the entire Outstanding Balance of this Note held by the Lender is being transferred, a new Note (in accordance with Section 7.4) to the Lender, representing the portion of the Outstanding Balance not being transferred (each, a “Replacement Note” and collectively, the “Replacement Notes”). The Lender and the Transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 7.4, following conversion, redemption or repayment of any portion of this Note, the Outstanding Balance represented by this Note may be less than the Outstanding Balance stated on the face of this Note.

7.2 Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Lender at the principal office of the Borrower, for one or more Replacement Notes representing in the aggregate the Outstanding Balance of this Note in accordance with Section 7.4. Each such Replacement Note will represent such portion of such Outstanding Balance as is designated by the Lender at the time of such surrender.

7.3  Lost, Stolen, Destroyed or Mutilated Note. Upon receipt by the Borrower of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of this Note and, in the case of loss, theft or destruction, of any indemnification undertaking by the Lender to the Borrower in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Borrower shall execute and deliver to the Lender a Replacement Note (in accordance with Section 7.4), representing the Outstanding Balance of the surrendered Note.

7.4 Issuance of Replacement Notes. Whenever the Issuer is required to issue a Replacement Note pursuant to the terms of this Note, such Replacement Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such Replacement Note, the remaining Outstanding Principal Balance (or, in the case of a Replacement Note being issued pursuant to Section 7.2 or Section 7.2, the Outstanding Balance designated by the Borrower which, when added to the aggregate Outstanding Balance represented by the other Replacement Notes issued in connection with such issuance, does not exceed the remaining Outstanding Balance under this Note immediately prior to such issuance of Replacement Notes), (iv) shall have an issuance date, as indicated on the face of such Replacement Note, which is the same as the Issuance Date (as defined below) of this Note, (v) shall be deemed to have accrued its proportional share of the interest under this Note from the immediately preceding Interest Payment Due Date, (vi) shall have the same rights and conditions as this Note and (vii) shall be timely prepared and issued by the Issuer, but in no event shall the Issuer issue such Replacement Note more than five (5) Business Days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Issuer pursuant to Section 7.3, as the case may be.

8.        Effect of Certain Events.

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8.1 Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Note, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Lender of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Lender would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Lender of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not affect any transaction described in this Section 8.1 unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Lender shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Borrower) assumes by written instrument the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

8.2  Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Lender of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Lender with respect to the shares of Common Stock issuable upon such conversion had such Lender been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

9.       Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset, deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.

10.        Failure Or Indulgence Not Waiver; Remedies. The Borrower shall not by any act or omission be deemed to waive any of its rights or remedies under this Note unless such waiver shall be in writing and signed by the Borrower, and then only to the extent specifically set forth therein. No right or remedy herein conferred upon or reserved to the Borrower is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law, in equity, in tort or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

11.  Waiver. The Borrower and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Lender under the terms of this Note, and all benefits that might accrue to the Borrower by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Borrower agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Lender.

12.       Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Borrower and Lender.

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13.       Further Assurances. Each of the Lender and the Borrower shall take such further actions as are necessary to carry out the intent or the purposes of this Note (including executing and delivering further agreements, instruments and documents, as the other party may reasonably request in order to consummate, complete and carry out the actions or transactions contemplated hereby and the intent of the parties hereunder.

14.     Assignment By The Borrower. Except as specifically permitted under this Note the rights, interests or obligations hereunder may not be assigned or delegated, by operation of law or otherwise, in whole or in part, by the Borrower without the prior written consent of the Lender.

15.       No Voting Or Other Rights. This Note does not entitle the Lender to any voting rights or other rights as a stockholder of the Borrower unless and until (and only to the extent that) this Note is actually converted into shares of the Borrower’s Capital Stock in accordance with its terms (and in such case, only such rights as are applicable to such shares of the Borrower’s Capital Stock). In the absence of conversion of this Note into Conversion Securities, no provisions of this Note and no enumeration herein of the rights or privileges of the Lender shall cause the Lender to be a stockholder of the Borrower for any purpose.

16.        Failure Or Indulgence Not Waiver; Remedies. The Lender shall not by any act or omission be deemed to waive any of its rights or remedies under this Note unless such waiver shall be in writing and signed by the Lender, and then only to the extent specifically set forth therein. No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law, in equity, in tort or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

17.    Time is of the Essence. Time is of the essence with respect to all matters hereunder.

18.        Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of Borrower and Lender to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

19.        Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Lender shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

20.       Interpretation. This Note shall be deemed to be jointly drafted by the Borrower and the Lender and shall not be construed against any Person as the drafter hereof. In this Note, unless otherwise indicated or the context otherwise requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties required and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Note into Sections, clauses and sub-clauses and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Note or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Note as a whole and not to any particular Section, clause or sub-clause hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Section, clause or sub-clause shall be construed as a reference to that specified Section, clause or sub-clause of this Note; and all references to “$” or “dollars” shall be deemed references to United States dollars.

21.       Definitions.

For purposes of this Agreement the following terms shall have the meanings set forth below:

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“Act” has the meaning ascribed to it in Section 3.3.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund, registered investment company or other investment fund now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person. Solely for purposes of this definition, the term “control” when used with respect to any Person shall mean the power to direct the management or policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Affiliate Transfer” has the meaning ascribed to it in Section 6.4.

“Borrower” has the meaning ascribed to it in the introductory paragraph of this Note.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Law to remain closed.

“Common Stock” has the meaning ascribed to it in Section 3.2.

“Conversion Amount” has the meaning ascribed to it in Section 3.2.

“Conversion Price” has the meaning ascribed to it in Section 3.2.1.

“Conversion Securities” means any Mandatory Equity Securities or Lender Conversion Shares.

“Distribution” has the meaning ascribed to it in Section 8.2.

“DTC” means the Depository Trust Company or any successor thereto.

“DTC/FAST Program” means the DTC’s Fast Automated Securities Transfer program.

“DWAC” means the DTC’s Deposit/Withdrawal at Custodian system.

“DWAC Eligible” means that (a) Borrower’s Ordinary Shares are eligible at DTC for full services pursuant to DTC’s operational arrangements, including without limitation transfer through DTC’s DWAC system; (b) Borrower has been approved (without revocation) by DTC’s underwriting department; (c) Borrower’s transfer agent is approved as an agent in the DTC/FAST Program; (d) the Conversion Shares are otherwise eligible for delivery via DWAC; and (e) Borrower’s transfer agent does not have a policy prohibiting or limiting delivery of the Conversion Shares via DWAC.

“Equity Securities” has the meaning ascribed to it in Section 3.1.

“Event of Default” has the meaning ascribed to it in Section 4.

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies).

“Issuance Date” means March 18, 2022.

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“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.

“Lender” has the meaning ascribed to it in the introductory paragraph of this Note.

“Lender Conversion Shares” has the meaning ascribed to it in Section 3.2.

“Lender Optional Conversion” has the meaning ascribed to it in Section 3.2.

“Lender Conversion Notice” has the meaning ascribed to it in Section 3.2.

“Mandatory Conversion” has the meaning ascribed to it in Section 3.1.

“Mandatory Conversion Price” has the meaning ascribed to it in Section 3.1.

“Mandatory Equity Securities” has the meaning ascribed to it in Section 3.1.

“Maturity Date” has the meaning ascribed to it in the introductory paragraph of this Note.

“Note” has the meaning ascribed to it in the introductory paragraph of this Note.

“Other Agreements” has the meaning ascribed to it in Section 14.10.

“Original Principal Amount” is the amount specified above the introductory paragraph of this Note.

“Outstanding Balance” means as of any date of determination, the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to the Note, and any other fees or charges incurred under this Note.

“Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

“Prepayment Amount” has the meaning ascribed to it in Section 1.2.1.

“Prepayment Date” has the meaning ascribed to it in Section 1.2.1.

“Prepayment Notice” has the meaning ascribed to it in Section 1.2.

“Qualified Financing” has the meaning ascribed to it in Section 3.1.

“Replacement Note” or “Replacement Notes” have the meaning ascribed them in Section 7.1.

“Rule 144” has the meaning ascribed to it in Section 3.3.

 “Trading Day” means any day on which the OTC Market Pink-Current Information (or such other principal market for the Common Stock) is open for trading.

22.    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile or email, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

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If to the Borrower, to:

RenovaCare, Inc.

9375 E Shea Blvd 107 -A

Scottsdale, AZ 85260

Attention: President and Chief Executive Officer

If to Lender, to:

Kalen Capital Corporation

688 West Hastings Street

Vancouver, British Columbia, V6B 1P1

Canada

Attention: President

or, to such other address as either the Borrower or the Lender may specify by notice given in accordance with this Section.

23.     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the Southern District of New York. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Borrower and Lender waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, any agreement or any other document delivered in connection with this Note by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be issued as of the Issuance Date.

RenovaCare, Inc.

By: ____________________________

Name: Kaiyo Nedd

Title: President and Chief Executive Officer

Agreed and Accepted:

Kalen Capital Corporation

By: ____________________________

Name: Harmel S. Rayat

Title: President

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EXHIBIT A

Kalen Capital Corporation

688 West Hastings St.

 Vancouver, British Columbia,

V6B 1P1, Canada

_________,202__

RenovaCare, Inc.

9375 E Shea Blvd.

Suite 107 A

Scottsdale, AZ 85260

Re: Convertible Promissory Note Issued March ▲, 2022

LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to RenovaCare, Inc. (the “Borrower”), pursuant to that certain Convertible Promissory Note made by Borrower in favor of Lender on March ▲, 2022 (the “Note”), that Lender elects to convert the portion of the Outstanding Balance of the Note set forth below into fully paid and non-assessable shares of the Borrower’s Common Stock as of the date of conversion specified below. Said conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Date of Conversion:	__________________________
B.	Lender Conversion #:	__________________________
C.	Conversion Amount:	__________________________
D.	Conversion Price:	__________________________
E.	Lender Conversion Shares:	__________________________	(C divided by D)
F.	Remaining Outstanding Balance of Note: __________________		*

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the terms of the Note.

Please transfer the Lender Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

To the extent the Lender Conversion Shares are not able to be delivered to Lender electronically via the DWAC system, deliver all such certificated shares to Lender via reputable overnight courier after receipt of this Lender Conversion Notice (by facsimile transmission or otherwise) to:

_____________________________________

_____________________________________

_____________________________________

If the Certificates are being delivered with imprinted restrictive legends, please also simultaneously deliver the Company’s counsel’s explanation for so doing.

Very truly yours,

Kalen Capital Corporation

By: ____________________________

Name:

Title:

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